SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                               -------------------


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                           Date of Report: August 23, 2000
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
Commission          Exact name of registrant as specified in its charter  State of        I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation   ID. Number

1-1217              Consolidated Edison Company                           New York        13-5009340
                    of New York, Inc.
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600




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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

Debt Financing

         On August 23, 2000, Consolidated Edison Company of New York, Inc. (the "Company") entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated for the sale of $300 million aggregate principal amount of the Company's 7.50% Debentures, Series 2000 B (the "Debentures"). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-43816, declared effective August 18,
2000) relating to $565 million aggregate principal amount of unsecured debt securities of the Company, of which $65 million has been carried over from Registration Statement No. 333-90385. Copies of the underwriting agreement and the definitive form of the Debentures are filed as exhibits to this report.

Electric Rate Challenge

     In September 1997, the New York State Public Service Commission (the "PSC") approved a restructuring agreement pursuant to the which the Company has been implementing cumulative rate reductions of approximately $1 billion and "retail choice" for all its electric customers and has sold most of its electric generating assets. The Company is using its remaining generating resources, including its contracts with non-utility generators, and purchases through the wholesale electric markets administered by the New York Independent System Operator to supply its full service customers (i.e., those customers who are not participants in the electric Retail Choice program). See "Regulatory Matters - Electric" in the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") in Item 7 of its Annual Report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K") and "Regulatory Matters" and "Nuclear Generation" in the Company's MD&A in Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 1-1217). The restructuring agreement continued a rate adjustment mechanism that permits the Company to recover purchased power and other costs from its customers. See "Recoverable Fuel Costs" in Note A to the Company's financial statements in Item 8 of the Form 10-K.

     On August 24, 2000, the New York State Attorney General filed a petition with the PSC regarding the rate adjustment mechanism. The petition concluded that "the PSC should immediately institute an inquiry into the cause of the recent significant and rapid increases in Con Edison's electric bills, make Con Edison's electric rates temporary until the conclusion of the PSC's inquiry, and roll those rates back to levels such that customers would pay no more for the same amount of electric service than they would have in 1999." The Company believes that the petition is without merit, but is unable to predict whether or not any related proceedings or other actions will have a material adverse effect on its financial position, results of operation or liquidity.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

      1                    Underwriting Agreement relating to the Debentures.

      4                    Form of Debenture.


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                                      - 3 -

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CONSOLIDATED EDISON COMPANY
                                                     OF NEW YORK, INC.



                                                     By  Robert P. Stelben
                                                         Robert P. Stelben
                                                  Vice President and Treasurer

DATE:  August 24, 2000


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                                      - 4 -

                                Index to Exhibits

                                                               Sequential Page
                                                               Number at which
Exhibit                    Description                         Exhibit Begins

         1                          Underwriting Agreement
                                    relating to the Debentures.

         4                          Form of Debenture.